Exhibit 99.1

China ACM Reports First Quarter Fiscal Year 2013 Results, Provides Quarterly
Guidance for the Second Quarter of Fiscal Year 2013, and Updates the Full Year
Guidance for Fiscal Year 2013

BEIJING, CHINA -- (Marketwire) -- 11/19/2012 -- China Advanced Construction Materials Group, Inc. (NASDAQ: CADC) ("China ACM" or the “Company”), a provider of ready-mix concrete and related technical services in China, today announced its financial results for the first quarter of fiscal year 2013 ended September 30, 2012. The Company will host a conference call to discuss the results today at 8:00 a.m. Eastern, 5:00 a.m. Pacific. Further details are provided below.

First Quarter FY 2013 Financial Highlights

  Revenue reduced 31% year over year to $30.8 million

  Gross margin at 23.8%

  Net loss of $5.4 million or EPS of ($0.30)

    Guidance for second quarter of fiscal year 2013 – For the second quarter of fiscal year 2013, the Company expects to earn revenue of between $37 million and $42 million, net income (loss) to be between $(2.5 million) and $0.5 million, and EPS between $(0.14) and $0.03, respectively.

    Update of full year guidance for fiscal year 2013 – For the entire year of fiscal year 2013, the Company expects to earn revenue of between $137 million and $148 million, net income (loss) to be between $(2.5 million) and $2.5 million, and EPS between $(0.14) to $0.14, respectively.

Mr. Xianfu Han, Chairman and Chief Executive Officer of China ACM, commented, “Although we experienced a year-over-year decrease in revenue growth for the first quarter of FY 2013, such decrease was principally due to the suspension of some portable plants. In order to curtail future losses, we will continue our efforts to improve the collection of account receivables, expand our plant network, and increase our client base for the rest of the year. We are cautiously optimistic that we will be able to reduce our losses during the next quarter and the rest of the year.”

First Quarter FY 2013 Results

Revenue. Our revenue is primarily generated from sales of our advanced ready-mix concrete products, manufacturing services and technical consulting services. For the three months ended September 30, 2012, we generated revenue of $30.8 million, compared to $44.6 million during the same period in 2011, a decrease of $13.8 million, or 31%. The decrease in our revenue is due primarily to decreased revenue from our manufacturing services and concrete sales for the three months ended September 30, 2012.

Our concrete sales revenue was $28.9 million for the three months ended September 30, 2012, a decrease of $11.2 million or 28% from the three months ended September 30, 2011. The decrease in revenues from concrete sales was principally due to the decreased demand of concrete sales in line with slowing down of the housing market and overall economic growth.

Revenue from our manufacturing services segment was $1.9 million for the three months ended September 30, 2012, a decrease of $2.6 million, or 57%, as compared to the three months ended September 30, 2011. Such decrease in revenue was attributable principally to the suspension of operations of certain of our portable plants during the three months ended September 30, 2012, in light of an increase in audit inspections at high speed rail construction sites around China resulting from the recent heightened public scrutiny of railway safety in China.

Gross Profit. Gross profit was $7.3 million for the three months ended September 30, 2012, as compared to $10.8 million for the three months ended September 30, 2011. Our gross profit for the sale of concrete was $7 million, or 24% of revenue, for the three months ended September 30, 2012, as compared to $9.9 million, or 25% of revenue, for the same period last year. The decreased gross profit margin reflects lower demand and lower prices for our concrete products in Beijing as compared to the same period last year.

Our gross profit with respect to our manufacturing services segment was $0.3 million, or 16% of revenue, for the three months ended September 30, 2012, a decrease of $0.5 million, as compared to $0.8 million, or 18% of revenue, for the same period last year. Such decrease was principally due to the suspension of operations of certain of our portable plants for three months ended September 30, 2012.

Provision for doubtful accounts. We incurred provision for doubtful accounts of $9.3 million for the three months ended September 30, 2012, an increase of $2.3 million, as compared to $7 million for the three months ended September 30, 2011. An estimate of doubtful accounts is recorded when collection of the full amount is no longer probable. Known bad debts are written off against allowance for doubtful accounts when identified. The accrual ratio is 5% for accounts receivable past due less than one year, 50% for accounts receivable past due from one to two years and 100% for accounts receivable past due beyond two years. In accordance with our allowance for doubtful accounts policy, at the end of each quarter, we conduct an aging analysis of each customer’s arrears to determine whether allowance for doubtful accounts is adequate. In establishing allowance for doubtful accounts, we consider historical experience, economy, trends in the construction industry, the expected collectability of amount receivable that are past due, and the expected collectability of overdue receivables.

Selling, General and Administrative Expenses. Selling, general and administrative expenses consist of sales commissions, advertising and marketing costs, office rent and expenses, costs associated with staff and support personnel who manage our business activities, and professional and legal fees paid to third parties. We incurred selling, general and administrative expenses of $3.2 million for the three months ended September 30, 2012, an increase of $0.8 million, or 32%, as compared to $2.4 million for the three months ended September 30, 2011. The increase was principally due to an increase in consulting services, salary and employment benefit expense, conference expenses and meal & entertainment expenses, and office expenses.

Net Income (Loss). We recognized net loss of approximately $5.4 million for the three months ended September 30, 2012, as compared to net income of approximately $3.1 million for the three months ended September 30, 2011, a decrease of $8.5 million. Such decrease in net income was primarily due to the decrease in gross profits of concrete sales and manufacturing service, the increase in provision of doubtful accounts, consulting service associated with the going private transaction and selling, general, and administrative expense from an increase in our labor base and scale of operations.

Balance Sheet Overview

China ACM had working capital of $48.8 million at September 30, 2012, including $4.2 million in cash and equivalents, $8.3 million in restricted cash and $92 million in total liabilities. Shareholders' equity was $73.5 million compared with $79 million at June 30, 2012. The total number of shares outstanding as of November 14, 2012 was 17.8 million.

The Second Quarter and Full Year Guidance Fiscal Year 2013:

For the second quarter ended December 31, 2012, management expects to earn revenue of between $37 million and $42 million, recognize net income (loss) of between $(2.5 million) and $0.5 million, and EPS of between $(0.14) and $ 0.03 based on weighted average shares of 17.83 million.

For the fiscal year ending June 30, 2013, the Company updates the full year guidance as follows: The Company expects to earn revenue of between $137 million and $148 million, recognize net income (loss) of $(2.5 million) to $2.5 million, and EPS of $(0.14) to $0.14 based on weighted average shares of 17.83 million.

Conference Call

The company will host a conference call with a corresponding live webcast and a full Q&A session today at 8:00 a.m. Eastern Standard Time, or 5:00 a.m. Pacific Standard Time, to discuss these results and answer questions.

Individuals interested in participating in the conference call may do so by dialing 877-407-8031 from the United States, or +1 201-689-8031 from outside the United States, and referencing conference ID number 404007. A replay of the call will remain available until: 12/29/2012 at 11:59 PM.

To access the replay, please dial either of the following numbers:

USA: 877-660-6853
International: +1 201-612-7415
To pre-check system compatibility prior to the call,
visit http://www.investorcalendar.com/aboutus/HelpDesk.asp.

About China ACM

China ACM is a producer of advanced, certified eco-friendly ready-mix concrete (RMC) and provider of related technical services for large scale, high-speed rail (HSR) and other complex infrastructure projects. Leveraging its proprietary technology and value-add engineering services model, the Company has won work on many high profile projects including the 30,000 km China HSR expansion, the Olympic Stadium Bird's Nest, Beijing South Railway Station, Beijing International Airport, National Centre for Performing Arts, CCTV Headquarters, Beijing Yintai Building and U.S. and French embassies.

Founded in 2002, Beijing-based China ACM provides its materials and services through its network of fixed ready-mix concrete plants covering the Beijing metropolitan area. It also has technical consulting services and preferred procurement agreements with other independently-owned plants across China. Additionally, the Company owns portable plants deployed in various provinces across China primarily to major high speed rail projects. More information about the Company is available at www.china-acm.com.

Safe Harbor Statement

This press release contains statements that are forward-looking in nature, including statements regarding the Company's competitive position and product and service offerings. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company's product and service offerings; market competition; dependence on strategic partners; and the Company's ability to manage its business effectively in a rapidly evolving market. Certain of these and other risks are set forth in more detail in "Item 1A. Risk Factors" in China ACM's Annual Report on Form 10-K for the fiscal year ended June 30, 2012. China ACM does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2012 and JUNE 30, 2012
(UNAUDITED)

	September 30,	June 30,
ASSETS	2012	2012
CURRENT ASSETS:
Cash	$4,163,928	$2,409,914
Restricted cash	8,282,587	6,536,082
Accounts and notes receivable, net of allowance for doubtful accounts of $33,925,282 and $24,913,151, respectively	109,339,446	109,977,143
Inventories	1,152,200	2,042,156
Other receivables and advances	1,219,094	1,298,942
Prepayments	13,183,057	11,694,758
Deferred tax assets	3,293,051	3,293,051
Total current assets	140,633,363	137,252,046

PROPERTY, PLANT AND EQUIPMENT, net	19,013,944	20,622,505
OTHER ASSETS:
Advances on equipment purchases	4,608,615	4,617,360
Prepayments and advances	500,986	1,140,498
Deferred tax assets	578,413	578,413
Total other assets	5,688,014	6,336,271
Total assets	$165,335,321	$164,210,822

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Short term loans, banks	$18,972,000	$19,008,000
Notes payable	4,743,000	-
Accounts payable	60,804,383	57,171,917
Customer deposits	861,487	798,096
Other payables	2,976,539	4,514,828
Other payables - shareholders	803,901	804,001
Accrued liabilities	1,276,999	1,712,414
Warrants liability	9,330	132,427
Taxes payable	1,410,206	1,064,953
Total current liabilities	91,857,845	85,206,636
Commitments and contingencies
SHAREHOLDERS' EQUITY:
Preferred stock, $0.001 par value, 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value, 74,000,000 shares authorized, 17,839,464 and 17,829,464 shares issued and outstanding as of September 30, 2012 and June 30, 2012, respectively	17,839	17,829
Additional paid-in capital	35,172,633	35,154,257
Retained earnings	23,625,943	29,010,766
Statutory reserves	6,248,357	6,248,357
Accumulated other comprehensive income	8,412,704	8,572,977
Total shareholders' equity	73,477,476	79,004,186
Total liabilities and shareholders' equity	$165,335,321	$164,210,822

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(UNAUDITED)

	For the three months ended
	September 30,
	2012	2011
REVENUE
Sales of concrete	$28,876,908	$40,085,039
Manufacturing services	1,933,721	4,499,968
Total revenue	30,810,629	44,585,007

COST OF REVENUE
Concrete	21,861,154	30,137,524
Manufacturing services	1,616,527	3,692,937
Total cost of revenue	23,477,681	33,830,461

GROSS PROFIT	7,332,948	10,754,546

PROVISION FOR DOUBTFUL ACCOUNTS	9,341,595	7,001,540
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,189,614	2,408,705
RESEARCH AND DEVELOPMENT EXPENSES	288,880	300,735

INCOME (LOSS) FROM OPERATIONS	(5,487,141)	1,043,566

OTHER INCOME (EXPENSE), NET
Other subsidy income	1,827,526	2,685,390
Non-operating expense, net	(575,735)	(54,205)
Change in fair value of warrants liability	123,097	195,476
Interest income	27,434	222,644
Interest expense	(500,837)	(299,176)
TOTAL OTHER INCOME, NET	901,485	2,750,129

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(4,585,656)	3,793,695
PROVISION FOR INCOME TAXES	799,167	701,629
NET INCOME (LOSS)	$(5,384,823)	$3,092,066

COMPREHENSIVE INCOME (LOSS):
Net Income (Loss)	(5,384,823)	3,092,066
Foreign currency translation adjustment	(160,273)	936,597

COMPREHENSIVE INCOME (LOSS)	$(5,545,096)	$4,028,662

EARNINGS (LOSS) PER COMMON SHARE ALLOCATED TO COMMON SHAREHOLDERS
Weighted average number of shares:
Basic	17,833,703	17,806,072
Diluted	17,833,703	17,828,572

Earnings (Loss) per share:
Basic	$(0.30)	$0.17
Diluted	$(0.30)	$0.17

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(UNAUDITED)

	For the three months ended
	September 30,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(5,384,823)	$3,092,066
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	909,044	1,082,560
Stock-based compensation expense	18,386	46,268
Provision for doubtful accounts	9,341,595	7,001,540
Change in fair value of warrants liability	(123,097)	(195,476)
Loss realized from disposal of property, plant, and equipment	344,425	3,989
Changes in operating assets and liabilities
Accounts and notes receivable	(8,912,188)	(21,895,542)
Inventories	886,088	(717,970)
Other receivables	446,235	(171,396)
Prepayments	(1,510,448)	1,154,199
Long term prepayment	637,352	451,864
Accounts payable	3,740,746	13,440,000
Customer deposits	64,903	179,067
Other payables	(1,529,864)	2,175,686
Accrued liabilities	(432,979)	(255,984)
Taxes payable	339,938	422,662
Net cash (used in) provided by operating activities	(1,164,687)	5,813,533

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from disposal of property, plant, and equipment	-	6,236
Purchases of property, plant and equipment	(52,813)	(53,240)
Investments	-	7,296,120
Net cash (used in) provided by investing activities	(52,813)	7,249,116

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short term loan	5,928,750	795,090
Payments for short term loan	(5,927,500)	(12,082,250)
Proceeds from bank notes	4,743,000	-
Rent payable to shareholder	-	11,792
Restricted cash	(1,758,884)	(187,080)
Net cash provided by (used in) financing activities	2,985,366	(11,462,448)

EFFECT OF EXCHANGE RATE CHANGE ON CASH	(13,852)	20,734

NET INCREASE IN CASH	1,754,014	1,620,935

CASH, beginning of period	2,409,914	1,610,699
CASH, end of period	$4,163,928	$3,231,634

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
Uncollected proceeds from disposal of portable plant equipment recorded as other receivables	$368,847	$-

Contact
China ACM Investor Relations
Email: ir@china-acm.com
Tel: +86-10-82525361